UNDERWRITING AGREEMENT

                           PORTFOLIO PARTNERS, INC.


THIS AGREEMENT, is entered into this 17th day of November, 2000, by and between Aetna Investment Services, LLC ("Aetna"), a Delaware limited liability company, and Portfolio Partners, Inc. (the "Fund") on behalf of its investment portfolios (the "Portfolios").

WHEREAS, the Fund is an open-end management investment company registered with the Securities and Exchange Commission ("Commission") under the Investment Company Act of 1940 ("1940 Act") and is authorized to issue shares of distinct investment portfolios; and

WHEREAS the Fund has registered the shares of its common stock ("Shares") in its Portfolios for offer and sale to the public under the Securities Act of 1933, as amended; and

WHEREAS, the Fund wishes to retain Aetna, and Aetna is willing to act, as principal underwriter in connection with the offer and sale of the Shares;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT OF UNDERWRITER.  The Fund hereby appoints Aetna and Aetna hereby
   --------------------------
accepts appointment as underwriter in connection with the distribution of the Shares. The Fund authorizes Aetna to solicit orders for the purchase of the Shares as set forth in the Registration Statement on Form N-1A currently effective with the Commission. It is understood that the Shares are offered only through variable annuity contracts and variable life policies issued by Aetna and its affiliates.

2.  COMPENSATION.  Aetna shall receive no separate  compensation  for providing
    ------------
services under this Agreement. It is understood that the compensation Aetna receives in connection with the issuance of the variable annuity contracts or variable life policies shall be the only consideration it receives for serving as underwriter hereunder.

3. AETNA  EXPENSES.  Aetna shall be  responsible  for any costs of printing and
   ---------------
distributing prospectuses and statements of additional information necessary to offer and sell the Shares, and such other sales literature, reports, forms and advertisements as it elects to prepare, provided such materials comply with the applicable provisions of federal and state law.

4. FUND EXPENSES.  The Fund shall be  responsible  for the costs of registering
   -------------
the Shares with the Commission and for the costs of preparing prospectuses, statements of additional information and such other documents as are required to maintain the registration of the Shares with the Commission.

5.  SHARE  CERTIFICATES.  The Fund  shall not issue  certificates  representing
    -------------------
Shares.

6. STATUS OF UNDERWRITER AND OTHER PERSONS.  Aetna is an independent contractor
   ---------------------------------------
and shall be agent for the Fund only in respect to the sale and redemption of the Shares. Any person, even though also an officer, director, employee or agent of Aetna, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of Aetna even though paid by Aetna.

7.  NONEXCLUSIVITY.  The services of Aetna to the Fund under this Agreement are
    --------------
not to be deemed exclusive, and Aetna shall be free to render similar services or other services to others and to engage in other activities related or unrelated to those provided under this Agreement.

8.  EFFECTIVENESS  AND  TERMINATION OF AGREEMENT.  This Agreement  shall become
    --------------------------------------------
effective at the close of business on the date set forth in the first paragraph of this Agreement and shall remain in force and effect, through November 17, 2001, unless earlier terminated under the provisions of Section 9. Following the expiration of its initial term, the Agreement shall continue in force and effect for one-year periods, provided such continuance is specifically approved at least annually by the Fund's Board of Directors, or by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and approved by vote of a majority of Directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Fund or of Aetna, cast in person at a meeting called for the purpose of voting on such approval. This Agreement will automatically terminate in the event of its assignment.

9. TERMINATION.  This Agreement may be terminated at any time, by either party,
   -----------
without the payment of any penalty, on sixty (60) days' written notice to the other party.

10.  LIABILITY OF AETNA.  Aetna shall be liable to the Fund and shall indemnify
     ------------------
the Fund for any losses incurred by the Fund, to the extent that such losses resulted from an act or omission on the part of Aetna or its officers, directors or employees in carrying out its duties hereunder, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by Aetna of its duties under this Agreement.

11. AMENDMENTS.  This Agreement may be amended or changed only by an instrument
    ----------
in writing signed by both parties.

12.  APPLICABLE  LAW. This Agreement  shall be construed in accordance with the
     ---------------
laws of the State of Connecticut and the 1940 Act. To the extent that the applicable laws of the State of Connecticut conflict with the applicable provisions of the 1940 Act, however, the latter shall control.

13. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

        IF TO THE FUND OR AETNA:

        151 Farmington Avenue, TS31
        Hartford, Connecticut  06156
        Fax number: 860/273-8340

14. QUESTIONS OF  INTERPRETATION.  This Agreement shall be governed by the laws
    ----------------------------
of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, release or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule, release or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 17th day of November, 2000.

                                AETNA INVESTMENT SERVICES, INC.


                                By:     /s/ Maureen M. Gillis
                                        --------------------------

                                Name:   Maureen M. Gillis
                                        --------------------------
Attest:
                                Title:  President
                                        --------------------------

J. Neil McMurdie
---------------------------

                                PORTFOLIO PARTNERS, INC.


                                By:     /s/ Laurie M. Tillinghast
                                        --------------------------

                                Name:   Laurie M. Tillinghast
                                        --------------------------
Attest:
                                Title:  President
                                        --------------------------

J. Neil McMurdie
---------------------------



                                      -3-